Exhibit 23.1

CONSENT OF INDEPENDENT AuditorS

We consent to the incorporation by reference in Registration Statement Nos. 333-179545, 333-184621, 333-200777, 333-214952, 333-226359, 333-232831, 333-240170, 333-258229, 333-266350, 333-273456, 333-280984 and 333-289037 on Form S-8 of Alkermes plc of our report dated March 18, 2026 relating to the financial statements of Avadel Pharmaceuticals plc appearing in this Current Report on Form 8-K/A dated May 1, 2026.

/s/ Deloitte & Touche LLP

St. Louis, Missouri
May 1, 2026